EXHIBIT 10.6

                             ST. JUDE MEDICAL, INC.

             RETIREMENT PLAN FOR MEMBERS OF THE BOARD OF DIRECTORS

     St. Jude Medical, Inc. ("St. Jude"), a Minnesota corporation, hereby establishes this Retirement Plan (the "Plan"), effective as of January 1, 1988, for the purpose of rewarding members of the Board of Directors of St. Jude (the "Board") for their efforts in making St. Jude's business successful, and to provide benefits to them upon retirement, disability or death.

     1. Definitions.

          1.1 "Administrative Committee" shall mean the committee appointed pursuant to Section 7 hereof.

          1.2  "Effective Date" shall mean January 1, 1988.

          1.3 "Normal Retirement Benefit" shall equal the Participant's average annual retainer fee during his or her period of Board membership calculated by dividing the Participant's total retainer fees by the number of years of service, or fraction thereof based on completed months of service, for which the Participant received such retainer fees. Solely for purposes of this definition and notwithstanding anything in Section 1.7 to the contrary, all completed years and months of service prior to and after 1988 shall be counted in full. In no event shall the average retainer fee for any Board member on March 1, 1995 be less than $24,000.

          1.4  "Normal Retirement Date" shall mean the later of:

               1.4.1  the day following the Participant's 60th birthday, or

               1.4.2 the day on which the Participant is no longer a member of the Board.

          1.5 "Participant" shall mean a member of the Board of St. Jude who is not a full-time employee of St. Jude.

          1.6 "Totally Disabled" or "Total Disability" shall mean (a) the inability of an injured or ill Participant to engage in or perform the duties of his regular occupation or employment within the first two years of such disability; and (b) after the first two years of such disability, the inability of the Participant to engage in any paid employment or work for which he may, by education and training, including rehabilitative training, be or reasonably become qualified.

          1.7  "Year Of Service" shall mean the following:

               1.7.1 For purposes of vesting under paragraph 3.1, Year of Service shall mean a twelve consecutive month period during which the Participant serves as a member of the Board. In addition, the twelve consecutive month period, which includes the Participant's Normal Retirement Date, shall constitute one Year of Service under paragraph 3.1, notwithstanding the fact that the Participant may not have served on the Board for the entire twelve months.

               1.7.2  Year of Service for purposes of payment of benefits  under
                      Article 4 shall mean a twelve consecutive month period beginning on or after the Effective Date, during which the Participant serves as a member of the Board. In addition,

                      1.7.2.1 Each twelve consecutive month period served by a Board member prior to the Effective Date shall count as six months towards a Year of Service, so that two twelve consecutive month periods served prior to January 1, 1988 count as one Year of Service under the Plan.

                      1.7.2.2 With respect to the twelve-month period which includes the Participant's Normal Retirement
                                Date, a Participant shall be credited with one-twelfth of his Normal Retirement Benefit for each month during which he serves on the Board following his last complete Year of Service.

                      1.7.2.3 If a Participant has six months of credit toward a Year of Service under subparagraph 1.7.2.1 and a number of months' credit under 1.7.2.2, such credited months may be aggregated to provide the Participant with a Normal Retirement Benefit for the final year in which he or his beneficiary receives benefits which equals his Normal Retirement Benefit multiplied by a fraction, the numerator of which equals the aggregated number of months credited under subparagraphs 1.7.2.1 and 1.7.2.2 (or the non-aggregated months credited under either such subparagraph) and the denominator of which equals twelve.

     2. Eligibility. Board members who qualify as Participants and who are acting as such on the Effective Date shall automatically be Participants in the Plan as of the Effective Date. Thereafter, each other Board member who qualifies as a Participant shall become a Plan Participant effective with his first day of service as a non-employee Board member.

     3. Vesting.

          3.1 Service. Payment of benefits under the Plan is conditioned upon the Participant completing five Years of Service. Years of Service need not be consecutive. After the five-year service condition is met, the Participant's benefit shall be fully vested and nonforfeitable, subject to paragraph 3.2.

          3.2 Fidelity. The payment of benefits under the Plan is conditioned upon the Participant not committing fraud or dishonesty against or going into competition with St. Jude. If the Board determines that a Participant has breached the condition set forth in the previous sentence, either before or after he has completed five Years of Service, all of the Participant's benefits under the Plan shall be immediately forfeitable and forfeited. However, all Plan benefits with respect to all Plan Participants who have not breached the condition set forth above shall become nonforfeitable and this provision shall no longer be effective on the later of the last day of the calendar year during which the Participant terminates (a) employment or (b) membership in the Board, provided the Participant satisfies the requirement of paragraph 3.1.

          3.3 Termination of plan. If the Board elects to terminate the Plan, the benefits of all current Participants who have satisfied the requirements of paragraphs 3.1 and 3.2 and who continue to satisfy 3.2 as long as required by the terms of that paragraph, shall be fully vested. Such Participants shall receive their benefits at the times specified in Article 4 below.

          3.4 Change in control. In the event of a Change in Control, the benefits of all current Participants shall become immediately fully vested, whether or not such Participants have completed five Years of Service. Such Participants shall be deemed to have satisfied the requirements of paragraph 3.1, shall not be subject to the conditions of paragraph 3.2 and shall be entitled to receive benefits under the Plan in accordance with Article 4.

               3.4.1 "Change in control" shall mean a change in control which would be required to be reported in response to Item 5(f) on Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not St. Jude is then subject to such reporting requirement, including, without limitation, if:

                      3.4.1.1 Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of St. Jude representing 40% or more of the combined voting power of St. Jude's then outstanding securities; or

                      3.4.1.2 There ceases to be a majority of the Board of Directors comprised of individuals described in
                                3.4.1.3 below.

                      3.4.1.3 For purposes of this paragraph 3.4.1.3, "Board of Directors" shall mean: (a) individuals who, on the effective date hereof, constituted the Board of St. Jude; and (b) any new director who subsequently was elected or nominated for election by a majority of the directors who held such office immediately prior to a Change in Control.

                                Change in control shall also mean the commencement of any insolvency proceeding by or against St. Jude, including the appointment of a receiver.

     4. Payment Of Benefits.

          4.1 Normal Retirement Benefit. A Participant who is fully vested shall be entitled to receive a Normal Retirement Benefit on the first business day of the calendar year following the Participant's retirement from full-time employment after his Normal Retirement Date and such payments shall continue to be paid on the first business day of each calendar year thereafter until the number of payments equals the Participant's Years of Service, at which time payments under the Plan shall cease. If the Participant is credited with a final, fractional Year of Service under paragraph 1.7.2.3, the Participant's Normal Retirement Benefit for the final year in which he receives benefits shall equal his Normal Retirement Benefit multiplied by the fraction described in subparagraph 1.7.2.3.

          4.2 Reappointment To The Board After Commencement Of Normal Retirement Benefits. No Participant shall receive benefits while serving as a member of the Board. If a Participant is receiving his Normal Retirement Benefit and is reappointed to the Board, all payments to the Participant under the Plan shall cease during his term and shall recommence on the first business day of the first calendar year commencing after his term expires. The number of years during which such a Participant or his survivors may receive benefits shall equal all of his Years of Service, both before and after his reappointment to the Board, minus Years of Service for which benefits had been paid prior to the Participant's reappointment to the Board.

          4.3 Disability Benefit. A Participant whose full-time employment terminates prior to his Normal Retirement Date due to Total
               Disability but who has completed five Years of Service shall be entitled to receive a benefit equal to a Normal Retirement Benefit commencing on the first business day of the calendar year following the onset of the Participant's Total Disability, provided he has not violated paragraph 3.2. Such payments shall continue to be paid on the first business day of each calendar year thereafter until the number of payments equals the Participant's Years of Service, at which time payments under the Plan shall cease.

          4.4 Survivor's Benefit. If the Participant dies before receiving all benefits due him under the Plan, St. Jude shall continue to pay to the Participant's designated beneficiary the benefit the Participant had been receiving at the date of his death under paragraph 4.1. If the Participant had not yet commenced receipt of benefits under the Plan, St. Jude shall pay to his designated beneficiary the benefits he would have received under paragraph 4.1, provided the Participant completed five Years of Service prior to his death and had not breached the condition set forth in paragraph 3.2. Benefit payments to the Participant's beneficiary shall commence (or continue) on the first business day of the year following the Participant's death and shall continue to be paid on each anniversary date thereof until the number of payments, including any payments to the Participant prior to his death, equals the number of the Participant's Years of Service, including any final, fractional Year of Service under paragraph 1.7.2.3, at which time payments under the Plan shall cease. Notwithstanding the foregoing, a survivor's benefit shall not be paid if the Participant has earned fewer than five Years of Service.

          4.5 Benefit Personal To Participant. If the Participant is or becomes obligated to turn over all or part of any Plan benefit to his current or former employer, such benefit shall not be paid, it being the intent of the Plan that benefits be paid only to the Participant or pursuant to paragraph 4.4 hereof.

     5. Designation Of Beneficiary. All payments to be made by St. Jude shall be made to the Participant, if living. In the event of a Participant's death prior to the receipt of all benefit payments, all subsequent payments to be made under the Plan shall be made to the Participant's beneficiary. In the event a beneficiary dies before receiving all the payments due to such beneficiary, the then-remaining payments shall be paid to the legal representatives of the beneficiary's estate. The Participant shall designate a beneficiary by filing a written notice of such designation with St. Jude in such form as St. Jude may prescribe. The Participant may revoke or modify said designation at any time by a further written designation. The Participant's beneficiary designation shall be deemed automatically revoked in the event of the death of the beneficiary or, if the beneficiary is the Participant's spouse, in the event of dissolution of marriage. If no designation shall be in effect at the time when any benefits payable under this Plan shall become due, the beneficiary shall be the spouse of the Participant or, if no spouse is then living, the Participant's children or their issue by right of representation or, if none, the legal representatives of the Participant's estate.

     6. Facility Of Payment. In the event a benefit is payable to a minor or a person incapable of handling the disposition of his property, the Administrative Committee may pay such benefit to the guardian, legal representative or person having the care or custody of such minor or incompetent person. The Administrative Committee may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Administrative Committee and St. Jude from all liability with respect to such benefit.

     7. Administration And Interpretation Of The Plan. The Board shall appoint an Administrative Committee consisting of two or more senior managers of St. Jude to administer and interpret the Plan. Interpretation by the Administrative Committee shall be final and binding upon a Participant. The Administrative Committee shall adopt rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan.

     8. Claims Procedure. If the Participant or the Participant's beneficiary (the "Claimant") is denied all or a portion of an expected benefit under this Plan for any reason, he may file a claim with the Administrative Committee. The Administrative Committee shall notify the Claimant within 60 days of allowance or denial of the claim, unless the Claimant receives written notice from the Administrative Committee prior to the end of the 60-day period stating that special circumstances require an extension of the time for decision. The notice of the Administrative Committee's decision shall be in writing, sent by mail to Claimant's last known address and, if a denial of the claim, must contain the following information:

          a.   the specific reasons for the denial;

          b. specific reference to pertinent provisions of the Plan on which the denial is based; and

          c. if applicable, a description of any additional information or material necessary to perfect the claim, an explanation of why such information or material is necessary, and an explanation of the claims review procedure.

     9. Review Procedure. A Claimant is entitled to request a review of any denial of his claim by the Administrative Committee. The request for review must be submitted in writing within 60 days of mailing of notice of the denial. Absent a request for review within the 60-day period, the claim will be deemed to be conclusively denied. The Claimant or his representative shall be entitled to review all pertinent documents, and to submit issues and comments orally and in writing.

     If the request for review by a Claimant concerns the interpretation and application of the provisions of this Plan and St. Jude's obligations, then the review shall be conducted by a separate committee consisting of three persons designated or appointed by the Administrative Committee. The separate committee shall afford the Claimant a hearing and the opportunity to review all pertinent documents and submit issues and comments, orally and in writing, and shall render a review decision in writing, all within 60 days after receipt of a request for a review, provided that in special circumstances (such as the necessity of holding a hearing) the Committee may extend the time for decision by not more than 60 days upon written notice to the Claimant. The Claimant shall receive written notice of the separate committee's review decision, together with specific reasons for the decision and reference to the pertinent provisions of the Plan. If the Claimant's claim is denied by the separate committee, the Claimant may request arbitration of the claim, as follows: The American Arbitration Association shall be asked to appoint an arbitrator to rule on the matter in accordance with its Commercial Arbitration Rules, as then in effect. The decision of the Arbitrator shall be binding and conclusive upon the parties and St. Jude and the Claimant shall divide equally the costs of the arbitration.

     10. Unsecured Creditor. The rights of the Participant, his beneficiary or estate to benefits under the Plan shall be solely those of an unsecured creditor of St. Jude. Any insurance policy or other assets acquired by or held by St. Jude in connection with the liabilities assumed by it pursuant to the Plan shall not be deemed to be held under any trust for the benefit of the Participant, his beneficiary, or his estate, or to be security for the performance of the obligations of St. Jude but shall be, and remain, a general, unpledged, and unrestricted asset of St. Jude.

     11. Assignment Of Benefits. Neither the Participant nor any beneficiary under the Plan shall have any right to assign the right to receive any benefits under the Plan, and any such assignment shall be invalid.

     12. Board Membership Not Guaranteed By Plan. Neither this Plan nor any action taken hereunder shall be construed as giving a Participant the right to be retained or continue as a member of the Board of Directors.

     13. Taxes. St. Jude shall deduct from all payments made hereunder all applicable federal or state taxes required by law to be withheld from such payments.

     14. Amendment And Termination. The Board of St. Jude may, at any time, amend or terminate the Plan, provided that the Board may not reduce or modify any benefit payable to a Participant without the prior consent of the Participant.

     15. Construction. The Plan shall be construed according to the laws of the State of Minnesota.

     16. Form Of Communication. Any election, application, claim, notice or other communication required or permitted hereunder shall be made in writing and in such form as St. Jude may prescribe. Such communication shall be effective upon mailing, if sent by first class mail, postage prepaid, and addressed to St. Jude Medical, Inc., One Lillehei Plaza, St. Paul, Minnesota 55117, or to the Participant at the address which he files with the Administrative Committee. The Participant shall notify the Administrative Committee in writing of any change of address.

     17. Captions And Interpretation. The captions at the head of a section or a paragraph of this Plan are designed for convenience of reference only and are not to be resorted to for the purpose of interpreting any provision of this Plan. Where appropriate, the masculine includes the feminine, the singular includes the plural, and vice versa.

     18. Severability. The invalidity of any portion of this Plan shall not invalidate the remainder thereof, and said remainder shall continue in full force and effect.

     19. Binding Agreement. The provisions of this Plan shall be binding upon the Participant and St. Jude and their successors, assigns, heirs, executors and beneficiaries.


                                                 ST. JUDE MEDICAL, INC.


                                                 By:____________________________
                                                 Its:___________________________


AS AMENDED THROUGH MARCH 15, 1995.